UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               November 7, 1997
               Date of Report (Date of earliest event reported)

                     PRIME MOTOR INNS LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)


Delaware                                1-9311                    22-2754689
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)


                                   c/o WHI
                                4243 Hunt Road
                            Cincinnati, Ohio 45242
              (Address of principal offices, including zip code)

                                (513) 891-2920
              (Registrant's telephone number, including area code)

Item 5. Other Events.

     On November 7, 1997, Registrant, Prime-American Realty Corp., the general partner of Registrant (the "General Partner"), Servico, Inc. ("Servico") and Servico Acquisition Corp., a wholly-owned subsidiary of Servico ("SAC"), entered into an Acquisition Agreement (the "Agreement") pursuant to which SAC will acquire the 99% limited partnership interest of Registrant in AMI Operating Partners, L.P. ("AMI") for a cash payment to Registrant of $8,000,000 and certain undertakings by Servico. Under the Agreement, SAC will take Registrant's limited partnership interest in AMI subject to the existing indebtedness and other obligations of AMI. The price and other terms of the transaction were arrived at by arms'-length negotiations among the parties.

     There are not any material affiliations between Servico or SAC, on the one hand, and Registrant, AMI or the General Partner, on the other. However, Registrant understands that Servico has agreed with Prime Hospitality, Inc., the parent company of the General Partner ("Prime"), to acquire the General Partner's 1% general partnership interest in AMI in exchange for a warrant to acquire stock of Servico. Registrant understands that as part of such transaction, the General Partner and Prime will waive any rights that they may have to receive any distributions by Registrant of the proceeds of the sale of Registrant's limited partnership interest in AMI. Registrant also understands that Servico has agreed to retain S. Leonard Okin, a Vice President of the General Partner, as a consultant following the transaction.

     AMI owns and operates 15 full-service motor hotels operated as part of the "Holiday Inns" system (the "Inns"). By its acquisition of Registrant's and the General Partner's interests in AMI, Servico (through SAC) will acquire the Inns.

     The transaction involves the sale of substantially all of the assets and operations of Registrant. The transaction is subject to the approval of the holders of a majority of the Depositary Units of Registrant. A meeting of Unitholders will be scheduled to consider the transaction.

Item 8. Financial Statements and Exhibits.

     There is filed herewith as an Exhibit to this Form, a photocopy of the executed Acquisition Agreement dated as of November 7, 1997 among Servico, Registrant, the General Partner and SAC.

                         SIGNATURES
                         __________


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         PRIME MOTOR INNS LIMITED PARTNERSHIP
                        ____________________________________
                                   (REGISTRANT)

                         By:  Prime-American Realty Corp.
                                 General Partner





Date:  November 21, 1997      By: /s/ S. Leonard Okin
                                  __________________________
                               S. Leonard Okin
                               Vice President